UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
_________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: DECEMBER 2, 2024
(Date of earliest event reported)
_________________________
MARVELL TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)
 _________________________

Delaware	001-40357	85-3971597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1000 N. West Street, Suite 1200
Wilmington, Delaware 19801
(Address of principal executive offices, including Zip Code)
(302) 295-4840
(Registrant’s telephone number, including area code)
_________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	MRVL	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                    Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01 Regulation FD Disclosure.

The information in Item 7.01 of this Current Report, including the accompanying Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language contained in such filing.

On December 2, 2024, Marvell Technology, Inc. (together with its affiliates collectively, the “Company”) issued a press release announcing an expanded strategic collaboration with the Customer (as defined below). A copy of the press release is furnished herewith as Exhibit 99.1.

Item 8.01 Other Events.

On December 2, 2024, the Company announced that it has expanded its strategic collaboration with Amazon Web Services (collectively with its affiliates “Customer”), and in connection therewith the Company and the Customer entered into a Warrant and related Transaction Agreement under which, among other things, the Company agreed to issue to an affiliate of the Customer (“Warrantholder”), a warrant (the “Warrant”) to acquire up to 4,180,683 shares (the “Warrant Shares”) of Company common stock. Approximately 3.9 million Warrant Shares vest based on Company revenue through January 5, 2030 from Customer purchases of Company products, indirectly or directly, of which approximately 2.7 million Warrant Shares are for revenue from the Company’s custom artificial intelligence products and approximately 1.2 million Warrant Shares are for revenue from the Company’s other products. The balance of the Warrant Shares either vested upon issuance of the Warrant or are subject to time-based vesting.

Subject to certain conditions, including vesting, the Warrant has a seven-year term and may be exercised, in whole or in part and for cash or on a net exercise basis, at any time before December 2, 2031, at a purchase price per share of Common Stock equal to $87.7706 (the “Exercise Price”). The Exercise Price and the Warrant Shares issuable are subject to customary antidilution adjustments.

The Transaction Agreement includes customary representations, warranties and covenants of the parties and sets forth certain provisions relating to Warrantholder’s equity interest in the Company.

The Warrant and the Warrant Shares have not been registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.
99.1    Press Release dated December 2, 2024, titled “Marvell Expands Strategic Collaboration with AWS to Enable Accelerated Infrastructure for AI in the Cloud”
104    Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARVELL TECHNOLOGY, INC.

Date: December 2, 2024	By:	/s/ Mark Casper
Mark Casper
EVP, Chief Legal Officer and Secretary